Exhibit 1.2

Execution Version

BECTON, DICKINSON AND COMPANY

30,000,000 Depositary Shares

Each Representing a 1/20th Interest in a
Share of 6.00% Mandatory Convertible Preferred Stock, Series B

($1.00 par value)
Underwriting Agreement

New York, New York
May 20, 2020

J.P. Morgan Securities LLC
Barclays Capital Inc.
Goldman Sachs & Co. LLC

As Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:

Becton, Dickinson and Company, a corporation organized under the laws of the state of New Jersey (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of depositary shares, each representing a 1/20th ownership interest in a share of 6.00% Mandatory Convertible Preferred Stock, Series B, $1.00 par value (“Preferred Stock”), of the Company set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase, solely to cover overallotment, up to the number of additional depositary shares, each representing a 1/20th ownership interest in a share of Preferred Stock, set forth in Schedule I hereto (the “Option Securities;” the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the term Underwriters shall mean either the singular or plural as the context requires.  The Preferred Stock will be mandatorily convertible into a variable number of shares of common stock (the “Conversion Shares”), $1.00 par value, of the Company (the “Common Stock”).

The Preferred Stock will, when issued, be deposited by the Company against delivery of depositary receipts (the “Depositary Receipts”) to be issued by the Depositary (as defined below) pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Date, among the Company, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary (the “Depositary”), Computershare Trust Company, N.A. acting as registrar and transfer agent, and holders from time to time of the Depositary Receipts issued thereunder to evidence the Securities. Each Security will initially represent the right to receive a 1/20th ownership interest in a share of the Preferred Stock pursuant to the Deposit Agreement. The terms of the Preferred Stock will be set forth in a certificate of amendment (the “Certificate of Amendment”) to be filed by the Company with the State of New Jersey Department of Treasury.

1.          The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 (File No. 333-224464) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”).

(b)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

(c)          For the purposes of this Agreement, the “Applicable Time” is 8:30 p.m. (Eastern time) on the date of this Agreement, and the “Pricing Disclosure Package” shall mean the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof and any Issuer Free Writing Prospectus identified in Schedule III hereto and any other free writing prospectus, as defined in Rule 405 under the Securities Act, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package; as of the Applicable Time, the Pricing Disclosure Package, when taken together as a whole, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto, if any, does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

(d)          The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(e)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

(f)          Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, which event is material to the Company and its subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than the issuance of shares under the Company’s employee benefit or stock purchase plans or upon conversion of outstanding convertible debt of the Company) or long term obligations of the Company and its subsidiaries which are material taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus.

(g)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification; and each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation or company in good standing (to the extent good standing is applicable in such jurisdiction) under the laws of its jurisdiction of incorporation or formation and is duly qualified as a foreign corporation or company for the transaction of business and in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except in those instances with respect to the Company and its subsidiaries where failure to be so qualified or in good standing would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole.

(h)          The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and all of the issued shares of capital stock or ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and, to the extent applicable, non-assessable and (except for directors’ qualifying shares and minority interests reflected in the Company’s consolidated financial statements included or incorporated in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(i)          The deposit of the Preferred Stock by the Company in accordance with the Deposit Agreement has been duly authorized by the Company and assuming due execution and delivery by the Depositary of the Deposit Agreement and the Securities and the deposit of the Preferred Stock in respect thereof in accordance with the Deposit Agreement and when such Securities are issued and delivered pursuant to this Agreement and the Deposit Agreement against payment of the purchase price therefor, such Securities will be duly and validly issued, fully paid and non-assessable.

(j)          The Preferred Stock represented by the Securities, when issued by the Company, may be freely deposited by the Company with the Depositary against issuance of such Securities; the Preferred Stock represented by the Securities has been duly authorized by the Company for issuance and deposit, and, when issued and deposited against issuance of such Securities, and upon the filing and effectiveness of the Certificate of Amendment, will be duly and validly issued, fully paid and non-assessable.

(k)          Upon issuance and deposit of the Preferred Stock against issuance of the Securities in accordance with this Agreement, the Deposit Agreement and the Pricing Disclosure Package and the filing and effectiveness of the Certificate of Amendment, the Preferred Stock will be convertible into the Conversion Shares in accordance with the terms of the Preferred Stock and the Certificate of Amendment; and any shares of Common Stock, when issued in accordance with the terms of the Preferred Stock and the Certificate of Amendment, will be validly issued, fully paid and non-assessable.

(l)          The issue and sale of the Securities, the issuance and deposit of the Preferred Stock with the Depositary against issuance of the Securities, the issuance of the Conversion Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, result in any violation of the provisions of the Certificate of Incorporation, as amended, or Bylaws of the Company or result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the issuance and deposit of the Preferred Stock with the Depositary against issuance of the Securities, the issuance of the Conversion Shares or the consummation by the Company of the transactions contemplated by this Agreement except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(m)          The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” “Description of Mandatory Convertible Preferred Stock” and “Description of Depositary Shares” insofar as they purport to constitute a summary of the terms of the Securities, the Preferred Stock, the Common Stock and the Company’s Certificate of Incorporation, as amended and Bylaws and of applicable law, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(n)          Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that would be required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus and is not so disclosed.

(o)          The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(p)          (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time of filing of Post Effective Amendment No. 1 to the Registration Statement, and (D) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(q)          Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting, are independent public accountants in respect of the Company as required by the Securities Act and the rules and regulations of the Commission thereunder.

(r)          The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus of the Company comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries, as applicable, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package, when read in conjunction with the related financial statements, present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects, on the basis stated therein, the information shown thereby.  The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company believes its internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(t)          Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u)          The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company in connection with the offering of the Securities.

(v)          (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ii)          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(w)          Neither the Company nor any of its subsidiaries or affiliates, nor, to the Company’s knowledge, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action on behalf of the Company in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in favor of the Company; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; and no part of the proceeds of the offering is intended to be used, directly or indirectly, in violation of any applicable anti-corruption law, except in each case, as would not be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, or on the transactions contemplated herein.

(x)          To the Company’s knowledge, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where each of the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y)          (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity or any director or officer of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)          the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, or any similar sanctions imposed by any other authority to which the Entity is currently subject (collectively, “Sanctions”), nor

(B)          located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and Crimea);

(ii)          The Entity represents and covenants that, except pursuant to appropriate government authorization or as exempted from such regulation, it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)          in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(iii)          The Entity represents and covenants that, except pursuant to appropriate government authorization or as exempted from such regulation, for the past three (3) years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(z)          Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) (x) to the Company’s knowledge after due inquiry, there has been no security breach or other compromise of or relating to the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) none of the Company or its subsidiaries have been notified of, or have any knowledge of any event that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of clauses (i) and (ii), individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(aa)          The Deposit Agreement has been duly authorized by the Company and, when executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(bb)          The terms of the Certificate of Amendment have been duly authorized by the Company and the Certificate of Amendment sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Amendment upon filing with the State of New Jersey Department of Treasury.

2.          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b)          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.          Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than two Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. The Underwritten Securities and the Option Securities to be purchased by each Underwriter hereunder, will be represented by one or more definitive global certificates in book-entry form, which shall be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian, for the respective accounts of the Underwriters of the Underwritten Securities and the Option Securities to be purchased by them, against payment by the Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company, by the Company causing DTC to credit the Underwritten Securities and the Option Securities to the securities account(s) at DTC designated by the Representatives on behalf of the Underwriters.

If the option provided for in Section 2(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 383 Madison Avenue, New York, New York 10179 , on the date specified by the Representatives (which shall be the second Business Day after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8 hereof.

4.          Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

5.          The Company agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Closing Date which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, relating to the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)          If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof.

(c)          If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you.  If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(d)          Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(e)          To furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, or to file under the Exchange Act any document incorporated by reference in the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, or a supplement to the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(f)          To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Securities Act).

(g)          The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth in Schedule I hereto (such period, the “Restricted Period”), other than (1) the Securities to be sold hereunder (including the Preferred Stock represented by the Securities) and the Conversion Shares, (2) shares of common stock issued in the Company’s concurrent offering thereof (as described in the Pricing Disclosure Package), (3) options, warrants, units and other equity awards, and any shares of Common Stock of the Company issued upon the exercise of such options or conversion of units or other equity awards granted pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company and its subsidiaries in effect on the date of this Agreement, (4) any registration statement on Form S-8 under the Securities Act or any amendments thereto, and (5) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

(h)          To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(i)          To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

(j)          To not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Common Stock.

(k)          Prior to the Closing Date, the Company agrees to deposit the Preferred Stock with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that the Securities will be issued by the Depositary against receipt of such Preferred Stock and delivered to the Underwriters against payment therefor at the Closing Date.

6.          (a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act;

(ii)          each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof or any free writing prospectus that would not be required to be filed with the Commission (including customary Bloomberg communications containing preliminary or final terms of the offering of the Securities), it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii)          any such free writing prospectus the use of which has been consented to by the Company and the Representatives (other than the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule III hereto.

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

(d)          The Company will use its reasonable best efforts to effect the listing of the Securities and the maximum number of shares of Common Stock issuable upon conversion of the Preferred Stock as of the Closing Date on the New York Stock Exchange within 30 days after the Closing Date and, upon such listing, will use its reasonable best efforts to maintain such listing.

7.          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing, and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any blue sky memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (iv) the cost of the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) all expenses and application fees in connection with the listing of the Securities and the Conversion Shares on the New York Stock Exchange, Inc. (the “NYSE”); (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings in aggregate amount not to exceed $20,000); (vii) fees and expenses of the Depositary and any conversion agent, transfer agent or registrar thereunder or for any Conversion Shares; and (viii) all other costs and expenses incident to the Company’s performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, all expenses incurred by the Underwriters in connection with any “road show”, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.          The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of (x) the date hereof, and (y) the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)          Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Closing Date, in form and substance satisfactory to you, with respect to the incorporation of the Company, the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and the Company shall have furnished to such counsel such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)          (i) The Assistant General Counsel for the Company and (ii) Skadden, Arps, Slate, Meagher & Flom LLP, acting as special counsel to the Company, shall have furnished to you their respective written opinions (the content of which is set forth in Annex I(a) and Annex I(b) hereto, respectively), dated the Closing Date, in form and substance reasonably satisfactory to you.

(d)          At the time of the execution of this Agreement, Ernst & Young LLP, as auditors of the Company, shall have furnished to the Representatives a letter, dated such date, in form and substance satisfactory to you, to the effect set forth in Annex II hereto; and (ii) at the Closing Date, Ernst & Young LLP shall have furnished to you a letter, dated as of the Closing Date, in form and substance satisfactory to you, to the effect that they reaffirm the statements made in the relevant letter furnished pursuant to Section 8(d)(i) above, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date.

(e)          (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock of the Company (other than the issuance of shares under the Company’s employee benefit or stock purchase plans or upon conversion of outstanding convertible debt of the Company) or long term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(f)          On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(g)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

(h)          An application for the listing of the Securities shall have been submitted to the NYSE.

(i)          The Company shall have furnished or caused to be furnished to you at the Closing Date certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

(j)          At the time of the execution of this Agreement, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company listed on Schedule IV hereto addressed to the Representatives.

(k)          The Certificate of Amendment shall have been filed with the State of New Jersey Department of Treasury and shall have become effective.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 shall be delivered at the office of Sullivan & Cromwell LLP, counsel for the Underwriters, at 125 Broad Street, New York, New York 10004, on the Closing Date.

9.          (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(b)          Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that the following statements: (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids constitute the only information furnished in writing to the Company by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) provided that in the event of such assumption the action may not be compromised or settled by the indemnifying party without the consent of the indemnified party, which consent shall not be unreasonably withheld, and provided further that such settlement or compromise (i) includes an unconditional release of the indemnified arty from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  The indemnifying party shall not be liable to the indemnified party pursuant to the provisions of this Section 9 in respect of any action compromised or settled by the indemnified party, unless the written consent of the indemnifying party shall have been obtained to such compromise or settlement (which consent shall not be unreasonably withheld).

(d)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)          The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of any Underwriter, and the directors, officers and selling agents of each Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10.          (a) If on the Closing Date any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder on such date, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the number of Securities which remains unpurchased does not exceed one eleventh of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the amount of Securities which remains unpurchased exceeds one eleventh of the amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate if so decided by the Company upon notice to the Underwriters pursuant to Section 13 hereunder, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.          The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company or any other indemnified party, and shall survive delivery of and payment for the Securities.

12.          If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out of pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: (646) 834-8133); and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Underwriter or any other indemnified party, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.          Time shall be of the essence of this Agreement.

16.          The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.          (a) As used in this Section 17 below, (i) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; (ii) “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; (iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; (iv) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; (v) “BRRD Liability” with respect to any BRRD Party has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the Bail-in Legislation applicable to such BRRD Party; (vi) “BRRD Party” means an institution or entity referred to in point (b), (c) or (d) of Article 1(1) BRRD; and (vii) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a BRRD Party.

(b)          Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between any BRRD Party and the Company, the Company acknowledges, accepts, and agrees to be bound by: (i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof, (A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (C) the cancellation of the BRRD Liability; and (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

18.          In recognition of the U.S. Special Resolutions Regimes, the Company and each of the Underwriters agree that:

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          For the purposes of this Section 18,

(i)          “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii)          “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii)          “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv)          “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20.          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21.          THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

23.          Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

BECTON, DICKINSON AND COMPANY

By:	/s/ Christopher Reidy
	Name:	Christopher R. Reidy
	Title:	Executive Vice President, Chief
Financial Officer and Chief
Administrative Officer

[Signature Page to Mandatory Convert Underwriting Agreement]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Derek Brown
Name:	Derek Brown
Title:	Vice President

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

GOLDMAN SACHS & CO. LLC.

By:	/s/ Matthew Leavitt
Name:	Matthew Leavitt
Title:	Managing Director

[Signature Page to Mandatory Convert Underwriting Agreement]

EXHIBIT A

[Form of Lock-Up Agreement]

BECTON, DICKINSON AND COMPANY
Public Offering of Depositary Shares

Each Representing a 1/20th Interest in a
Share of 6.00% Mandatory Convertible Preferred Stock, Series B, par value $1.00 per share

May 20, 2020

J.P. Morgan Securities LLC
Barclays Capital Inc.
Goldman Sachs & Co. LLC

As Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between Becton, Dickinson and Company, a New Jersey corporation (the “Company”), and you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Offering”) of depositary shares (the “Securities”), each representing a 1/20th ownership interest in a share of the Company’s 6.00% Mandatory Convertible Preferred Stock Common Stock, Series B, $1.00 par value (the “Preferred Stock”).  The Preferred Stock will be mandatorily convertible into a variable number of shares of common stock, $1.00 par value (the “Common Stock”), of the Company.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

Exh. A-1

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 60 days after the date of the Underwriting Agreement (such period, the “Restricted Period”), other than (A) transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) as a bona fide gift or gifts (including transfers to a charitable organization up to an aggregate of 5,000 shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock)), (B) distributions of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) to an “immediate family member” (as defined in Rule 16a-1 under the Exchange Act) of the undersigned or to any trust or like entity for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, (C) transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by, or any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by, the undersigned and/or by the undersigned’s affiliates, (D) transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) by will or intestacy or if the transfer occurs by operation of law, such as rules of descent and distribution, or pursuant to an order of the court or regulatory agency, such as a qualified domestic order or in connection with a divorce settlement, (E) transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) from the undersigned to the Company (or the purchase and cancellation of same by the Company) upon a vesting event of the Company’s securities or upon the exercise of options or vesting of any other equity awards issued pursuant to stock-based compensation plans or similar plans of the Company and its subsidiaries in effect as of the date of this Agreement, in each case on a “cashless” or “net exercise” basis, or the withholding, surrender or disposition of any shares of Common Stock in order to pay the exercise price and/or taxes in connection with the vesting of any such option or other equity award; provided that to the extent a filing under Form 4 pursuant to the Exchange Act is required of, or on behalf of, the undersigned or the Company (and not voluntarily made by the undersigned or the Company), such filing shall specify the purpose of such transfer of shares of Common Stock and net share settlement transaction, (F) (1) the establishment or modification of any trading plan that complies with Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of shares of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period or (2) transfers pursuant to such trading plans existing on the date hereof of up to an aggregate of 10,000 shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), or (G) a merger, consolidation or other similar transaction involving a Change of Control of the Company and approved by the Company’s board of directors, provided that, in the event that such Change of Control transaction is not completed, this clause (G) shall not be applicable and the undersigned’s shares shall remain subject to the restrictions contained in this lock-up letter agreement (the “Letter Agreement”); provided that all securities subject to the Letter Agreement that are not so transferred, sold, or otherwise disposed of remain subject to this Letter Agreement; and provided, further, that it shall be a condition of transfer, sale, or other disposition that if such transaction is not completed, any Securities subject to this Letter Agreement shall remain subject to the restrictions herein; for the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the voting share capital of the Company; provided that in the case of any transfer or distribution pursuant to clause (A), (B), (C) or (D), each donee, distributee or other transferee (other than charitable organizations) shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B), (C) or (D), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period).

Exh. A-2

If for any reason the Underwriting Agreement does not become effective by June 15, 2020 or, prior to that date, the Company advises the Representatives that it does not intend to proceed with the Offering, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall be terminated prior to the Closing Date, this Letter Agreement shall likewise be automatically terminated and the undersigned shall be automatically released from all obligations under this Letter Agreement.

Yours very truly,

By:
Name:
Title:

Exh. A-3